As filed with the Securities and Exchange Commission on January 4, 2006

                                                     Registration No. 333-127703
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                 Amendment No. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MYSTICA CANDLE CORP.
                 (Name of small business issuer in its charter)

         Nevada                        3999                       20-3061907
(State of Incorporation)       (Primary SIC Number)        (IRS Employer Number)

                                136 Bradley Road
                     Salt Spring Island, BC, Canada V8K 1J5
                                  (604)638-2283
          (Address and telephone number of principal executive offices)

                            Michael M. Kessler, Esq.,
                            3406 American River Drive
                              Sacramento, CA 95864
                    Phone: (916)239-4000 Fax: (916) 239-4008
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each
  Class of                             Proposed       Proposed
 Securities          Number of         Offering        Maximum        Amount of
   to be            Shares to be       Price Per      Aggregate     Registration
 Registered         Registered         Share (3)      Offering(3)      Fee(1)
--------------------------------------------------------------------------------
Common Stock        1,000,000            $.05          $50,000         $5.88
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                              MYSTICA CANDLE CORP.
                        1,000,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE

This is the initial offering of common stock of Mystica Candle Corp. and no public market exists for the securities being offered. Mystica Candle Corp. is offering for sale a total of 1,000,000 shares of its common stock on a "self-underwritten", best efforts, all-or-none basis. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Mystica Candle Corp. is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock          $.05            $50,000            $0            $50,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated          , 2005

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS ...................................................  3
  General Information about Our Company .................................  3
  The Offering ..........................................................  3
RISK FACTORS ............................................................  5
RISKS ASSOCIATED WITH OUR COMPANY .......................................  5
RISKS ASSOCIATED WITH THIS OFFERING .....................................  7
USE OF PROCEEDS .........................................................  9
DETERMINATION OF OFFERING PRICE ......................................... 10
DILUTION ................................................................ 10
PLAN OF DISTRIBUTION .................................................... 11
  Terms of the Offering ................................................. 12
  Procedures for Subscribing ............................................ 12
LEGAL PROCEEDINGS ....................................................... 12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............ 12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .......... 13
DESCRIPTION OF SECURITIES ............................................... 14
INTEREST OF NAMED EXPERTS AND COUNSEL ................................... 14
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION .................... 14
ORGANIZATION WITHIN THE LAST FIVE YEARS ................................. 15
DESCRIPTION OF OUR BUSINESS ............................................. 15
  Principal Products and Their Markets .................................. 15
  Distribution Methods .................................................. 17
  Status of Any Publicly Announced New Products ......................... 17
  Competition ........................................................... 17
  Sources and Availability of Products .................................. 18
  Dependence on One or a Few Major Customers ............................ 18
  Patents and Trademarks ................................................ 18
  Need for Any Government Approval of Principal Products ................ 18
  Government and Industry Regulation .................................... 19
  Research and Development Activities ................................... 19
  Environmental Laws .................................................... 19
  Employees and Employment Agreements ................................... 19
PLAN OF OPERATION ....................................................... 19
DESCRIPTION OF PROPERTY ................................................. 22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .......................... 22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................ 22
EXECUTIVE COMPENSATION .................................................. 24
FINANCIAL STATEMENTS .................................................... 25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ........................... 25

                              MYSTICA CANDLE CORP.
                                136 BRADLEY ROAD
                     SALT SPRING ISLAND, BC, CANADA V8K 1J5

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Mystica Candle Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Mystica Candle Corp. was incorporated in the State of Nevada on June 24, 2005. We were formed to manufacture, market, distribute and sell soy-blend wax candles under the Mystica Candle brand name. We are a development stage company and have not yet opened for business or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank of $4,419.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. The company has a specific business plan and is seeking the funds to execute its business plan. Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. We do not anticipate or intend to be used as a vehicle for a reverse merger or merge with or acquire another company in the foreseeable future. We are aggressively pursuing our business plan given the current financial status of the company and the fact that we were very recently incorporated. The corporation was formed for the purpose of executing a specific business plan developed by our founders, Jon Suk and Candace Sikorski, as set forth in the prospectus. We are moving forward with our development as defined in the business plan. Based upon the above, we believe we are not within the scope of Rule 419.

Our administrative offices are currently located at the residence of our President, Jon Suk at 136 Bradley Road, Salt Spring Island, BC, Canada. Beginning August 1, 2005 we will pay $100 per month for the use of the facilities. If we receive funding we intend to renovate a building on his property which we will use for our production facilities as well as moving our administrative office to there once the renovation is completed. The renovated 500 sq. ft. building will consist of one office/showroom area and another area used for production of our candles. Our registered statutory office is located at 711 South Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is June 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered         1,000,000 Shares of common stock, par value
                                 $.001.

Offering Price per Share         $.05

Offering Period                  The shares are being offered for a period not
                                 to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.
                                 In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company      $44,000

Use of Proceeds                  We intend to use the proceeds to pay for
                                 offering expenses and to expand our business operations.

Number of Shares Outstanding
Before the Offering:             1,500,000

Number of Shares Outstanding
After the Offering:              2,500,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officers and directors will own 60% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICERS AND DIRECTORS CURRENTLY DEVOTE ONLY PART TIME SERVICES TO THE COMPANY AND ARE ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Jon Suk, the President and Director of the company, currently devotes approximately 5 - 10 hours per week to company matters. Candace Sikorski, our Secretary and Director, currently devotes approximately 20 - 25 hours per week to company matters. Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Suk and Ms. Sikorski. Neither have had experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. Both Mr. Suk and Ms. Sikorski intend to limit their roles in their other business activities and devote full time services to Mystica Candle after we attain a sufficient level of revenue and are able to provide officers' salaries. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in June 2005; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our founders for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet produced any products and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE CANDLE AND HOME FRAGRANCE INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET A DESIRABLE OFFERING OF CANDLE PRODUCTS THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The candle and home fragrance industry is intensely competitive and fragmented. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including importing and distribution capabilities. In addition to these large competitors there are numerous smaller operations that have developed and are marketing products similar to ours. Our competitors include, by way of example, Ergo, Greenspace, Peaceful Offerings, Soylab and Aroma Naturals. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR CANDLES. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND WE CANNOT ESTABLISH A RETURNING CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY FUTURE REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to produce a line of candles that the public finds desirable and willing to purchase on a recurring basis is critically important to our success. We cannot be certain that the candles that we will be offering will be appealing to the public and as a result there may not be any demand for our products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our candles in the future that the public's demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

BECAUSE OUR MANAGEMENT HAS NO DIRECT EXPERIENCE IN THE CANDLE AND HOME FRAGRANCE INDUSTRY, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our officers and directors have no direct experience in the candle and home fragrance industry. With no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard purchasing, marketing or managerial approaches candle and home fragrance companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, AND WE ARE ALSO UTILIZING PRODUCTS IN THE MANUFACTURE OF OUR CANDLES THAT ARE NOT PROPRIETARY AND ARE READILY AVAILABLE FOR PURCHASE BY ANYONE, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We currently have no patents or trademarks for our planned products or brand name. If business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our products, web site design or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WE WILL BE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS, MAKING IT DIFFICULT FOR AN INVESTOR TO EFFECT SERVICE UPON THE COMPANY.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we will be operating as a foreign corporation doing business in Canada and are subject to the local laws of Canada governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Canadian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business, at least initially, in the Canadian Dollar. The Canadian Dollar has traded in a fairly narrow range over the past several years so we currently only have limited exposure to exchange rate fluctuations. At some point in the future the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations. If in the future there are much wider fluctuations in the exchange rate, we could reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the

Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 10.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mystica Candle Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.019 per share, $.031 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTORS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officers and directors will own 60% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,000 cost of this Registration Statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $50,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

          Total Proceeds                                  $50,000
          Less: Estimated Offering Expenses                 6,000
                                                          -------
          Proceeds to Us:                                 $44,000
                                                          -------

          Renovations                                      10,000
          Rent                                              1,200
          Travel and Trade Shows                            8,000
          Inventory and Supplies                            5,000
          Advertising and Marketing                         7,000
          Office Equipment and Furniture                    2,000
          Accounting and Legal                              4,500
          Research and Development                            500
          Office and Administration                         1,000
          Insurance                                         1,300
          Working Capital                                   3,500
                                                          -------
          Total Net Proceeds                              $44,000
                                                          =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2005, the net tangible book value of our shares was $4,418 or approximately $.003 per share, based upon 1,500,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000, less offering expenses of $6,000, for a total net proceeds to us of $44,000, the net tangible book value of the 2,500,000 shares to be outstanding will be $48,418, or approximately $.019 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,500,000 shares) will be increased by $.016 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.031 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.019 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 60% of the total number of shares then outstanding, for which they will have made a cash investment of $7,500, or $.005 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 40% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to September 30, 2005:

     Price Paid per Share by Existing Shareholders        $ .005
     Public Offering Price per Share                      $ .05
     Net Tangible Book Value Prior to this Offering       $ .003
     Net Tangible Book Value After Offering               $ .019
     Increase in Net Tangible Book Value per Share
      Attributable to cash payments by new purchasers     $ .016
     Immediate Dilution per Share to New Investors        $ .031

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:


                                      Total
                       Price        Number of       Percent of    Consideration
                     Per Share     Shares Held      Ownership         Paid
                     ---------     -----------      ---------         ----
     Existing
     Stockholders      $ .005       1,500,000          60%           $ 7,500

     Investors in
     This Offering     $ .05        1,000,000          40%           $50,000

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mystica Candle Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Mystica Candle Corp.


                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

         Name and Address                 Age            Position(s)
         ----------------                 ---            -----------
     Jon Suk (1)                          40         President, CEO and
     136 Bradley Road                                Chairman of the Board
     Salt Spring Island, BC V8K 1J5

     Candace Sikorski (1)                 41         Treasurer, CFO,
     136 Bradley Road                                Secretary and Director
     Salt Spring Island, BC V8K 1J5

----------
(1) Jon Suk and Candace Sikorski are married.

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

MR. JON SUK has been President, CEO and Chairman of the Board of Directors of the Company since inception. From March 2001 to the present he has been President of BN-Borealis Networks, Inc., a privately held B.C. corporation. Borealis Networks, located in Salt Spring Island, B.C., is an internet services provider specializing in website hosting services, website development, e-commerce and technical consulting. From May 1993 to March 2001 he was President of Image Factory, a privately held B.C. corporation located in Richmond, B.C. Image Factory, Inc. is a digital imaging pre-press studio with graphic design and systems consulting support. He has also served as a Director of Image Factory from May 1993 to present. From November 1999 to May 2001 he was President and a Director of Bidder Communications. Inc., a publicly traded Nevada corporation that operated as an internet auction provider located in Vancouver, B.C.

Mr. Suk attended the University of British Columbia in Vancouver, B.C. where he studied English Literature from 1985 to 1989.

CANDACE SIKORSKI has been the Treasurer, CFO, Secretary and a Director of our company since inception. From October 2002 to the present she has been self-employed operating both a graphic design business under the name of Squeek Creative and a bath and body care business under the name of Blossom Botanicals. Squeek Creative is responsible for design of corporate logos, business cards, labels and packaging, web sites, brochures, catalogues and product photography for various small business clients. Blossom Botanicals produces and markets product lines of natural herbal soaps, perfumes, lotions, bath salts and lip balm. From September 1998 to May 2003 she was employed as an education officer by Fored BC, a non-profit environmental education organization based in Vancouver, B.C. Her duties included: design & layout of brochures, ads, presentations; pre-press production & supplier liaison; editing & proof-reading of a national education magazine; administrative & clerical support; coordination of environmental education seminars for teachers; and, development of classroom teaching materials.

Ms. Sikorski attended the University of Calgary in Calgary, Alberta and received a Bachelor of Education (with distinction) in 1989. She also received a certificate in desktop publishing from the Corporate Publishing Group in Vancouver, British Columbia in 1992.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                                     No. of      No. of         Percentage
                                     Shares      Shares        of Ownership
Name and Address                     Before       After      Before       After
Beneficial Owner                    Offering    Offering    Offering    Offering
----------------                    --------    --------    --------    --------

Jon Suk                            750,000       750,000       50%        30%
136 Bradley Road
Salt Spring Island, BC V8K 1J5

Candace Sikorski                   750,000       750,000       50%        30%
136 Bradley Road
Salt Spring Island, BC V8K 1J5

All Officers and
 Directors as a Group            1,500,000     1,500,000      100%        60%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,500,000 shares have been issued to the existing stockholders, all of which are held by one of our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 60% of our outstanding shares and the purchasers in this offering will own 40%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended June 30, 2005 included in this prospectus have been audited by Armando C. Ibarra, Certified Public Accountants, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, CA 95864 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Mystica Candle Corp. was incorporated in Nevada on June 24, 2005 to engage in the business of manufacturing, marketing, distributing and selling our soy-blend wax candles. At that time Jon Suk was appointed as President and Principal Executive Officer and Candace Sikorski as Secretary, Treasurer and Principal Accounting and Financial Officer of the company and the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $7,500 through the sale of common stock to Mr. Suk and Ms. Sikorski who each purchased 750,000 shares of our Common Stock at $0.005 per share on June 24, 2005.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS

Our principal products will be the soy-blend wax candles that we will manufacture, market, distribute and sell through Mystica Candle Corp. under the Mystica Candle brand name. We plan to initially sell these candles in Canada (art markets and gift shops) and internationally through our online internet store.

We intend to sell naturally scented soy-blend wax candles using blends of essential plant oils and Indian oil compounds. The benefits of soy wax over regular paraffin wax include: burns clean with little to no soot; burns longer and cooler; bio-degradable; supports North American soy bean farmers; non-toxic; environmentally sensitive; and, cleans up with soap and water. (see www.iasoybeans.com and click on SoyCandles) Mystica Candles will be made with high quality materials including non-lead wicks and will be hand-made in small batches. The candles will be poured in heat-resistant stylish glass containers, with packaging based on the most current trends. Although we will operate in a highly competitive market, what will distinguish Mystica Candles will be the soy-blend vegetable wax and natural scents based on the principles of aromatherapy. Candles are being purchased for stress relief, home fragrance, decoration and gift giving. As the candle industry grows, consumers are looking for something new and different, naming natural wax, textures and packaging as the key elements for the next generation in candles. Another factor attributed to the emerging trend of natural candles is safety. Safety is a concern for consumers, with all natural vegetable oils and non-lead wicks increasing in popularity.

Mystica Candles will appeal to the customer seeking high-quality, natural home fragrance products and gifts at a reasonable price. Our Mystica Candles will initially be sold in Canada and through our planned online internet store to health and environmentally conscious customers, seeking stylish natural solutions to home fragrance with the benefits of aromatherapy.

Aromatherapy is the art of using oils extracted from plants for healing. These essential oils are most commonly used in massage, baths and inhalation treatments.

Essential oils are extracted from flowers, seeds, fruits, leaves, bark, roots and resins, ideally without the use of chemicals from organically grown plants. Distillation (heating the plant by boiling or steaming until it vaporizes) is the most common form of extraction. Other methods include maceration (a traditional process by which plant material is immersed in hot oil to release its essence and scenting the oil), expression (crushing the rind of citrus fruit to obtain oil) and enfleurage (a less common approach in which flowers are pressed into fat-coated glass plates).

The oils are absorbed into the body via the skin's pores during massage or by inhalation through the nose. Molecules within the oils enter the bloodstream, and from there target the nervous system, thus affecting ones emotional and physical well being.

Each essential oil has a number of different properties. For example, lavender is a sedative, antidepressant, antispasmodic and antiseptic. It is mainly used to relieve nervous tension, relieve digestive complaints and treat skin conditions such as burns, insect bites and acne. Tea tree is a powerful antiseptic, geranium is a mood enhancer, eucalyptus is a decongestant, antiviral and antibacterial.

We plan to update our product line twice a year while retaining our top selling fragrance blends as well. We will update our products based on the Christmas and spring/summer art market seasons to capitalize on gifts, souvenirs and personal consumption.

We are confident in the quality of our products and will offer a money-back guarantee (within two weeks of purchase) to ensure customer satisfaction. Customers who buy from a retailer or market will return their candle to where they purchased it, who will then return it to us for reimbursement. Customers who buy from our online store will be required to cover shipping charges to return it to us.

The logo and corporate colors for Mystica Candle Corp. have been designed and determined. The colors for the logo are steel blue and chocolate brown. Labels have been designed and will be printed.

Prototype scents were developed and included:

Lavender, Geranium & Bergamot
Peppermint & Lemon
Pink Grapefruit and Lime
Eucalyptus & Orange & Sage
Cinnamon & Clove
Ginger & Lemon Verbena
Orange, Lemon & Tangerine
Ylang Ylang & Himalayan Cedar

After preliminary market tests involving retail sales at Rainbow Road Trading on Salt Spring Island, BC and Changes Consignment Store in Vancouver, BC, feedback was received regarding candle scents and packaging. Production of 5 scent formulations was completed for further test marketing at upcoming seasonal art and craft Christmas markets on Salt Spring Island:

Lavender Bergamot Candles
Pink Grapefruit Lime Candles
Peppermint Vanilla Candles
Blackcurrant Orange Candles
Ginger Lime Candles

Packaging will include glass containers which will hold the wax candle with a clear label and glass bead decoration hanging over the glass from the wick. The exact size of the glass container is not certain at this time. The glass will come in a light steel blue or white box with a brown satin ribbon tie and label. Tips for burning soy wax candles will be included on a card in the box.

The selected suppliers which we have ordered from thus far include:

Canwax: www.canwax.com
     Soy wax, Natural Wicks with no metal core, Containers, Burning Container Labels

Mayers Packaging: www.mayerspackaging.com
     Boxes for candles

Dunwoody Booth Packaging: www.dunwoodybooth.com
     Packaging materials

Rainbow Road Trading: www.rainbowroadtrading.com
     Essential and botanical oils

DISTRIBUTION METHODS

We initially plan to market and distribute Mystica Candles in Canada and through our planned online internet store. We plan to wholesale our candles to gift stores and boutiques, and sell at seasonal art markets in Canada. Once we start to become better known we hope to be able to export to the United States and internationally by attendance at industry and trade shows.

We will fulfill all internet customer orders from our office on Salt Spring Island, BC, Canada. We will pack the items and then deliver them via Canada Post's Parcel Service or other shipping company for distribution to consumers in Canada and internationally. We are committed to shipping accurate orders, efficiently and in a timely manner. Delivery time is currently estimated to be within three to five business days from the date of the receipt of the order for domestic orders and ten to fifteen business days for international orders. We will charge each customer in advance for the shipping costs associated with the order.

The typical shopping experience at our planned online store will begin with the search for products that meet specific needs, including the ordering process and extending through product delivery and post-purchase support. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's door and efficiently handle customer inquiries is as important to customer satisfaction as a superior product selection. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name. Accordingly, while we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a stringent customer service policy. Once we commence sales, management will be available by phone or via e-mail, from 9:00 a.m. to 5:00 p.m., local British Columbia time, Monday through Friday, and during non-business hours via voicemail. We will provide order and shipping confirmations (with tracking numbers) or notifications of out-of-stock items to customers via e-mail. We are dedicated to providing superior customer satisfaction to secure repeat customers.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The home fragrance industry is intensely competitive and fragmented. We will compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours. Examples of companies with whom we compete include Ergo, Greenspace, Peaceful Offerings, Madisyn Taylor, Soylab, Aroma Naturals, Archive and Pharmacopia. Aroma Naturals would likely be our main competitor as they have a strong online presence.

We believe that our competitive strengths will consist of the quality of the base materials, unique fragrance blends, careful hand-crafting, striking packaging and label design and a well-designed online sales web site. Although there are many companies that produce natural wax candles, most of their products are geared towards either functionality or design and not both. As we plan to target our candles toward health and environmentally conscious people, we feel that we are in a niche market with few direct competitors. Soy wax candles occupy a small proportion of the North American candle market. We believe that the consumers in this segment of the candle market are willing to pay higher prices for a product as they are thought to be better informed of the qualities of soy wax candle as having favorable environmental properties when compared to burning paraffin wax based candles. Therefore, we believe that a market can be developed for our product through education of the consumer. We plan to grow our company in this niche by providing information on the benefits of naturally scented soy wax candles on our website and in a brochure. We will develop a distinctive variety of scents and simple, elegant & modern packaging. Soy candles are a premium product due to their higher average price points as compared to paraffin based waxes. Based on our market pricing research, we plan to price our candles competitively against comparable products of similar grades of wax, essential oils and packaging. We believe that introducing our candles with lower, introductory pricing will be one of the ways to develop a market niche for Mystica. While conducting our research we were unable to find many products geared directly to our target market and we could only find a few companies that specialized in producing high quality natural aromatherapy soy wax candles. Generally speaking, the good quality candle market, which is where we plan to sell our products, ranges from $10 to $65 for a glass container candle, depending on size. Our main competitor, Aroma Naturals, has its glass container aromatherapy candles priced in the $15 to $20 range. We believe that our similar price range of $10 to $20 provides superior value for the design and quality of Mystica Candles.

SOURCES AND AVAILABILITY OF PRODUCTS

We currently plan to source all of our materials including Eco-Soya natural wax, cotton wicks, and glass containers from Canwax, located in Mississauga, Ontario, Canada. We will source the materials and be responsible for production. We do not currently have any long-term agreements in place for the supply of our wax, wicks, containers or other raw materials. Although we plan to choose only high quality materials in the manufacture of our candles, they are readily available from a large number of suppliers in Canada and abroad. We will continually source new materials from other suppliers who may produce different materials, materials of higher quality or similar materials that are lower priced.

We plan to be responsible for the manufacturing of our candles. This will enable us to manufacture our candles without requiring a large amount of working capital, and ensure quality control. Further, we recognize that, if we grow, we may require additional employees or contractors for manufacturing our candles.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, there will be no problem with dependence on one or few major customers.

PATENTS AND TRADEMARKS

We believe our products to be unique. We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for the manufacturing or distribution of any of our products.

We are subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries where we might market and sell our products. Also, regulations in individual countries that we plan to export our products to could always adversely change for us by imposing or increasing quotas, duties and taxes, limiting the amount of products we can export to their country or making our goods less competitive compared to products exported from other countries.

We are not subject to any government regulations in Canada where we intend to have our candles manufactured and sold initially. Once we start to export our candles we will have to ensure that we comply with labeling and advertising regulations imposed by each country that we intend to export our products to.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. Our business plan allows for spending $500 of our funding on research and development activities during the next twelve months.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, both of which are our executive officers, Jon Suk and Candace Sikorski. Candace Sikorski devotes 20 - 25 hours per week to our business and currently is responsible for sourcing suppliers for materials and manufacturing our candles. If the demand for our candles exceeds our capacity for production, we believe the revenue generated will enable us to hire production staff. Jon Suk devotes approximately 5 - 10 hours a week on company organization, laying out future marketing and sales plans and designing our web site and products. There are no formal employment agreements between the company and our current employees.

                                PLAN OF OPERATION

We have generated no revenues since inception and have incurred $3,082 in expenses as of September 30, 2005.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2005. For detailed financial information, see the audited financial statements included in this prospectus.

                 Balance Sheet Data:                 09/30/05
                 -------------------                 --------
                 Cash                                $ 4,418
                 Total assets                        $ 4,418
                 Total liabilities                   $     0
                 Shareholders' equity                $ 4,418

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first five months of our business plan without additional funds. In order to fully implement our business plan for the remaining 7 months we would require $37,000. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as renovations, furniture and equipment purchases, travel and trade shows and advertising while we investigate alternative funding. Our directors have verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until sales will support operations, but we will require full funding to implement our complete business plan. We currently have no plans to hire additional employees in the next twelve months unless sales are sufficient to cover the cost.


COMPLETED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

AUGUST 2005:

We researched candle making production, including using colors and scenting soy wax with essential oils. We identified suppliers for all materials and source containers and packaging. We designed a logo and labels. Candace Sikorski, one of our directors, conducted competitive market research, by visiting the Alberta Gift Show in Edmonton, August 14-17,and gift shops as well as internet research. We purchased and tested candles deemed to be in a similar target market, for competitive research. The domain name mysticacandle.com was secured by Jon Suk.
Budget: Rent $100, R&D $200 - Total $300

SEPTEMBER 2005:

We placed orders for producing prototypes for soy wax, essential oils, wicks and containers. Candace Sikorski produced six prototypes based on various scent blends in lidded glass containers and test marketed these prototypes at the Salt Spring Island Artists market and for consignment at Rainbow Road Trading on Salt Spring Island and Changes Consignment Clothing in Vancouver. Budget: Rent $100, Accounting & Legal $1,000 - Total $1,100

OCTOBER 2005:

Candace Sikorski continued test production of prototypes based on consumer response. Feedback was received regarding candle scents and packaging. Production of 5 scent formulations was completed for further test marketing at upcoming seasonal art and craft Christmas markets on Salt Spring Island:

Candles produced with the following scent types:

Lavender Bergamot Candles
Pink Grapefruit Lime Candles
Peppermint Vanilla Candles
Blackcurrant Orange Candles
Ginger Lime Candles

We have researched over the internet, online stores that market and sell similar products:

Key Competitors:
Soy Candle Heaven: www.ambiancecandles.com
Ergo Candle: www.ergocandle.com
Aroma Natureals www.aromanaturals.com
Shadow and Light Candles www.sensia.com

Research has shown low penetration in the market in Canada of online shops for soy wax candles. Competitive market research online has identified packaging as a key element. Local shops on Salt Spring Island were visited to research competitive products where we generally found products of lower grade than our prototypes, supporting our plans to market our product as a premium candle.

The results of research conducted will be used to help design our corporate website, planned online store and shopping cart. During tests conducted in October certain wax types demonstrated undesirable characteristics with respect to container adhesion and thus unsuitable for candle production. Further research was conducted to source alternative materials in order to be able to produce marketable candles. As test production of the candles resulted in some of the inventory of raw materials being deemed unusable, we replenished our stock of raw materials from our selected suppliers:

Canwax: www.canwax.com
     Soy wax, Natural Wicks with no metal core, Containers, Burning Container Labels

Mayers Packaging: www.mayerspackaging.com
     Boxes for candles

Dunwoody Booth Packaging: www.dunwoodybooth.com
     Packaging materials

Rainbow Road Trading: www.rainbowroadtrading.com
     Essential and botanical oils

Completed label design for prototype candles
Completed insert card design for prototype candles

Budget: Rent $100, R&D $300 - Total $400

NOVEMBER 2005:

Candace Sikorski took product photographs for our corporate website using our prototypes. Jon Suk designed and launched the website at www.mysticacandle.com.
Budget: Rent $100 - Total $100

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following criteria for the milestones are based on management's estimates only. The number of candles we plan to have manufactured for our inventory and the other projected milestones are approximations only and subject to adjustment based on costs and needs. In addition to the monthly expense amounts budgeted we have set aside $3,500 in working capital.

DECEMBER 2005:

Jon Suk will optimize our website with keywords and links. He also plans to design, program and launch our online store with a secure shopping cart. Candace Sikorski will begin to produce and ship products to online customers initially in Canada only, as our production capacity is limited to small quantities intended for local sales outlets and the online store. She will also attend Christmas Season artists markets on Salt Spring Island. Sufficient capital exists to fund planned operations. Sufficient capital exists to reach planned operational milestones. Budget: Rent $100, Advertising and Marketing $250, Inventory & Supplies $250, Accounting & Legal $1,000 - Total $1,600

JANUARY 2006:

In order to be able to produce our candles at quantity and pursuant to the availability of funding, we will begin to prepare a dedicated facility for candle making production. Jon Suk will coordinate the conversion of a double garage to include a space for production, storage, administration and a showroom. The conversion will include installation of laminate/wood flooring over existing concrete, drywall installation, electrical outlets, heating and proper lighting. A proper door and additional windows will need to be installed. Cabinets, shelving and countertops for storage and production will be built and a showroom and separate area for administration will be included. The office space will need telephone, computer, fax and accessories. The company must raise investment capital in order to fund facility renovations and purchase equipment. If the company is not able to raise investment capital, it will only be able to maintain production at a level consistent with the prior months and may not be able to meet market demand for our products. Budget: Rent $100, Renovations $10,000, Office Equipment & Furniture $2,000, Insurance $650, Office & Administration $200 - Total $12,950

FEBRUARY 2006:

Candace Sikorski will design and print labels and packaging. A product brochure will also be designed and produced. Production facility renovation will be ongoing. Mystica Candle will be represented at the Alberta Gift Show, open to retail trade. Product labels and brochure design can proceed without prerequisites as they can be designed with prototype products. However, without investment capital, the labels and brochures cannot be brought to print production and will adversely affect our ability to produce and market our planned products at high volume, and our ability to prepare for and attend trade shows. Budget: Rent $100, Advertising & Marketing $1,750, Inventory & Supplies $500, Travel & Trade Shows $3,500, Office & Administration $100 - Total $5,950

MARCH 2006:

Candace Sikorski plans to expand our local exposure by sending samples of our products to specialty home and gift retailers in our target market such as Liberty, in the Vancouver and Victoria area. Mystica Candle will be represented at the Vancouver Gift Show, open to retail trade.

To support internet store sales, keyword advertising campaigns will be conducted by Jon Suk via Google and other online outlets. Our products will now be made available for shipping to online customers in Canada and the U.S. Investment funding and renovated production facilities must be in place before the company can expand its marketing efforts. If the company is not able to raise capital, the online store cannot be supported by keyword advertising campaigns, and would negatively affect our ability to attend trade shows and to ship samples of our product to retailers as our product inventory must be committed to orders from the online store and established retail sales channels. Budget: Rent $100, Inventory & Supplies $500, Advertising & Marketing $1,000, Travel & Trade Shows $2,500, Accounting & Legal $1,000, Office & Administration $100 - Total $5,200

APRIL 2006:

Candace Sikorski will operate booths at local artist/craft markets and the Salt Spring Island Saturday Artists Market. Depending on order/production requirements a part-time production assistant may be needed to help manufacture candles, take and fulfill orders, order supplies and perform general office duties. We would only hire the assistant if revenues allowed for the expense as we have not designated any proceeds from this offering for salaries. Investment funding is a prerequisite to continued advertising and marketing and a lack thereof will negatively affect our ability to establish a market for our products. Budget: Rent $100, Inventory & Supplies $750, Office & Administration $150, Advertising & Marketing $1,000 - Total $2,000

MAY 2006:

We will continue to develop new scent blends and production will be on an on-going basis to fill demand and build a supply of readily available inventory. Our Salt Spring Island Saturday Artists Market booth will be maintained throughout the spring and summer seasons. Investment funding is a prerequisite to continued advertising and marketing. Budget: Rent $100, Advertising & Marketing $1,000, Inventory & Supplies $750, Office & Administration $150 - Total $2,000

JUNE 2006:

Candace Sikorski will begin a direct marketing campaign to contacts made at trade shows by mailing product brochures to retailers in our target markets. Follow-up communication will be done via e-mail and/or phone. Investment funding is a prerequisite to continued advertising and marketing. Budget: Rent $100, Advertising & Marketing $1,000, Inventory & Supplies $1,000, Accounting & Legal $1,500, Office & Administration $150 - Total $3,750

JULY 2006:

Candace Sikorski will run booths at local artist/craft markets on Salt Spring Island and also expand to the Sidney Night Market and the Victoria Government Street Sunday Market. We plan to continue expansion of retail outlets for the candles in Canada and the U.S. through direct marketing and consignment. Planned expansion of retail outlets in Canada and the U.S. without investment funding to support advertising and marketing would adversely affect our ability to have a presence at trade shows. Without capital investment the company may not be able to generate sufficient revenue to sustain operations and meet financial obligations into the future. Budget: Rent $100, Advertising & Marketing $1,000, Inventory & Supplies $1,250, Travel & Trade Shows $2,000, Insurance $650, Office & Administration $150 - Total $5,150

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the residence of our President, Jon Suk at 136 Bradley Road, Salt Spring Island, BC, Canada while we are in the organizational stage. We will pay him a monthly rent of $100 beginning August 1, 2005 and continuing through July 2006 at which time we will readdress the rental fees. If we receive funding we intend to renovate a building on his property after completion of this offering which we will use for our production facilities as well as moving our administrative office to once the renovation is completed. The renovated 500 sq. ft. building will consist of one office/showroom area and another area used for production of our candles.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2005, 750,000 shares were issued to Jon Suk, an officer and director and 750,000 shares were issued to Candace Sikorski, an officer and director, in exchange for $.005 per share, or a total of $7,500 in cash.

Beginning August 1, 2005 the company will pay a monthly rent of $100 to Mr. Suk for the use of our operating facilities.

Jon Suk, an officer and director, and Candace Sikorski, an officer and director are married.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -- contains a toll-free telephone number for inquiries on disciplinary actions;
     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                             EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation       Long-Term Comp.
                                  --------------------------   ----------------
                                                      Other
Name and                                              Annual
Position(s)                Year   Salary    Bonus     Comp.    Awards    Payouts
-----------                ----   ------    -----     -----    ------    -------
Jon Suk                    2005   None      None      None      None       None
President, CEO & Director

Candace Sikorski           2005   None      None      None      None       None
Treasurer, CFO,
Secretary & Director

                              FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide annual reports, including audited financial statements prepared by an Independent Certified Public Accountant, to our stockholders. Our financial statements for the period from inception to the year ended June 30, 2005, audited by Armando C. Ibarra, Certified Public Accountants, immediately follow. Our reviewed financial statements for the 3 months ended September 30, 2005 are also included.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Mystica Candle Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Mystica Candle, Corp. (A Development Stage Company) as of June 30, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of June 24, 2005 (inception) through June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2005, and the results of its operations and its cash flows for the period of June 24, 2005 (inception) through June 30, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Armando C. Ibarra, CPA
------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
August 8, 2005

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                         As of
                                                                        June 30,
                                                                         2005
                                                                       (revised)
                                                                       ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  7,500
                                                                       --------
TOTAL CURRENT ASSETS                                                      7,500
                                                                       --------

                                                                       $  7,500
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

TOTAL LIABILITIES                                                      $     --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,500,000 shares issued and outstanding
   as of June 30, 2005                                                    1,500
  Additional paid-in capital                                              6,000
  Retained earnings (deficit)                                                --
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                                7,500
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $  7,500
                                                                       ========

                       See Notes to Financial Statements

                       MYSTICA CANDLE, CORP.
                   (A Development Stage Company)
                      Statement of Operations
--------------------------------------------------------------------------------

                                                                  June 24, 2005
                                                                   (inception)
                                                                     through
                                                                     June 30,
                                                                      2005
                                                                    (revised)
                                                                   ----------
REVENUES
  Revenues                                                         $       --
                                                                   ----------
TOTAL REVENUES                                                             --

GENERAL & ADMINISTRATIVE EXPENSES                                          --
                                                                   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                          --

INCOME TAX BENEFIT (EXPENSE)                                               --
                                                                   ----------

NET INCOME (LOSS)                                                  $       --
                                                                   ==========

BASIC EARNINGS PER SHARE                                           $       --
                                                                   ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          1,500,000
                                                                   ==========

                       See Notes to Financial Statements

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
              From June 24, 2005 (Inception) through June 30, 2005
                                    (revised)
--------------------------------------------------------------------------------

                                                            Common     Additional    Retained
                                                Common      Stock       Paid-in      Earnings
                                                Stock       Amount      Capital      (Deficit)      Total
                                                -----       ------      -------      ---------      -----
BALANCE, JUNE 24, 2005                              --      $   --       $   --        $   --      $    --

Stock issued for cash on June 24, 2005
@ $0.005 per share                             750,000         750        3,000                      3,750

Stock issued for cash on June 24, 2005
@ $0.005 per share                             750,000         750        3,000                      3,750
                                             ---------      ------       ------        ------      -------
Net loss, June 30, 2005                                                                                 --

BALANCE, JUNE 30, 2005                       1,500,000      $1,500       $6,000        $   --      $ 7,500
                                             =========      ======       ======        ======      =======


                       See Notes to Financial Statements

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                   June 24, 2005
                                                                    (inception)
                                                                     through
                                                                     June 30,
                                                                       2005
                                                                    (revised)
                                                                     -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $    --
                                                                     -------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  --

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                               7,500
                                                                     -------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               7,500
                                                                     -------

NET INCREASE (DECREASE) IN CASH                                        7,500

CASH AT BEGINNING OF YEAR                                                 --
                                                                     -------

CASH AT END OF YEAR                                                  $ 7,500
                                                                     =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $    --
                                                                     =======
  Income Taxes                                                       $    --
                                                                     =======

                       See Notes to Financial Statements

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Mystica Candle Corp. (the Company) was incorporated under the laws of the State of Nevada on June 24, 2005. The Company's principal products are the soy-blend wax candles. The Company plans to manufacture, market, distribute and sell the soy-blend wax candles.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 24, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. INCOME TAXES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from June 24, 2005 (inception) to June 30, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $7,500 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares of common stock for sale at $.05 per share to raise capital of $50,000 to implement their business plan. Without the ability to raise capital the Company may be hard press to continue their research and development of the candle making production and may give rise to the assessment of substantial doubt about the Company's ability to continue as a going concern. In the immediate future the Company's directors have verbally agreed to loan the company funds to complete the registration. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. Beginning August 1, 2005 the Company will pay a director $100 for use of office space and services. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2005


NOTE 6. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On 24, 2005 the Company issued 750,000 shares of common stock to a director for cash valued at $0.005 per share.

On 24, 2005 the Company issued 750,000 shares of common stock to a director for cash valued at $0.005 per share.

As of June 30, 2005 the Company had 1,500,000 shares of common stock issued and outstanding.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2005:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,500,000 shares issued and outstanding.

NOTE 8. REVISED FINANCIAL STATEMENTS

The Company's audit as of June 30, 2005 with an auditors report date of August 8, 2005 has been revised as of December 4, 2005. The Statement of Cash Flows (page F-5) was revised to group the major source of cash flow from financing activities into one line item to avoid any confusion as to the financing being from two separate financing cash flows. Note 3 (Going Concern) of the financial statement was revised to include a disclosure regarding management's plans in the event the Company is unable to raise capital through an offering of common stock.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Mystica Candle Corp.
(A Development Stage Company)

We have reviewed the accompanying balance sheets of Mystica Candle Corp. (A Development Stage Company) as of September 30, 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the three months ended September 30, 2005 and 2004; and for the period from August 26, 1998 (inception) through September 30, 2005 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Mystica Candle Corp.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
-------------------------------------
Armando C. Ibarra, CPA-APC

November 30, 2005
Chula Vista, California

                      371 E. Street Chula Vista, Ca. 91910
                     tel: (619) 422-1348 fax: (619) 422-1465

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                         As of             As of
                                                                      September 30,       June 30,
                                                                          2005              2005
                                                                        -------           -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $ 4,418           $ 7,500
                                                                        -------           -------
TOTAL CURRENT ASSETS                                                      4,418             7,500
                                                                        -------           -------

      TOTAL ASSETS                                                      $ 4,418           $ 7,500
                                                                        =======           =======

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

TOTAL LIABILITIES                                                       $    --           $    --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,500,000 shares issued and outstanding
   as of September 30, 2005 and June 30, 2005)                            1,500             1,500
  Additional paid-in capital                                              6,000             6,000
  Deficit accumulated during development stage                           (3,082)               --
                                                                        -------           -------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      4,418             7,500
                                                                        -------           -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                $ 4,418           $ 7,500
                                                                        =======           =======

                       See Notes to Financial Statements

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                  June 24, 2005
                                            Three Months          (inception)
                                               Ended                through
                                            September 30,         September 30,
                                               2005                  2005
                                            -----------           -----------

REVENUES
  Revenues                                  $        --           $        --
                                            -----------           -----------
TOTAL REVENUES                                       --                    --

OPERATING COSTS
  Administrative expenses                         2,082                 2,082
  Professional fees                               1,000                 1,000
                                            -----------           -----------
TOTAL OPERATING COSTS                             3,082                 3,082
                                            -----------           -----------

NET INCOME (LOSS)                           $    (3,082)          $    (3,082)
                                            ===========           ===========

BASIC EARNINGS PER SHARE                    $     (0.00)
                                            ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    1,500,000
                                            ===========

                       See Notes to Financial Statements

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From June 24, 2005 (Inception) through September 30, 2005
--------------------------------------------------------------------------------

                                                            Common     Additional    Retained
                                                Common      Stock       Paid-in      Earnings
                                                Stock       Amount      Capital      (Deficit)      Total
                                                -----       ------      -------      ---------      -----
BALANCE, JUNE 24, 2005                              --      $   --       $   --        $    --     $    --

Stock issued for cash on June 24, 2005
@ $0.005 per share                             750,000         750        3,000                      3,750

Stock issued for cash on June 24, 2005
@ $0.005 per share                             750,000         750        3,000                      3,750
                                             ---------      ------       ------        -------     -------
Net loss, June 30, 2005                                                                                 --

BALANCE, JUNE 30, 2005                       1,500,000      $1,500       $6,000        $    --     $ 7,500
                                             ---------      ------       ------        -------     -------

Net loss, September 30, 2005                                                            (3,082)     (3,082)
                                             ---------      ------       ------        -------     -------

BALANCE, SEPTEMBER 30, 2005                  1,500,000      $1,500       $6,000        $(3,082)    $ 4,418
                                             =========      ======       ======        =======     =======

                       See Notes to Financial Statements

                              MYSTICA CANDLE, CORP.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                     June 24, 2005
                                                                 Three Months          (inception)
                                                                    Ended               through
                                                                 September 30,        September 30,
                                                                     2005                 2005
                                                                   -------              -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $(3,082)             $(3,082)
                                                                   -------              -------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (3,082)              (3,082)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                --                7,500
                                                                   -------              -------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               --                7,500
                                                                   -------              -------

NET INCREASE (DECREASE) IN CASH                                     (3,082)               4,418

CASH AT BEGINNING OF PERIOD                                          7,500                   --
                                                                   -------              -------

CASH AT END OF PERIOD                                              $ 4,418              $ 4,418
                                                                   =======              =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for:
  Interest                                                         $    --              $    --
                                                                   =======              =======
  Income Taxes                                                     $    --              $    --
                                                                   =======              =======

                       See Notes to Financial Statements

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Mystica Candle Corp. (the Company) was incorporated under the laws of the State of Nevada on June 24, 2005. The Company's principal products are the soy-blend wax candles. The Company plans to manufacture, market, distribute and sell the soy-blend wax candles.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 24, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. INCOME TAXES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no revenue during the period from June 24, 2005 (inception) to September 30, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $4,418 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares of common stock for sale at $.05 per share to raise capital of $50,000 to implement their business plan. Without the ability to raise capital the Company may be hard pressed to continue their research and development of the candle making production and may give rise to the assessment of substantial doubt about the Company's ability to continue as a going concern. In the immediate future the Company's directors have verbally agreed to loan the company funds to complete the registration. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. Beginning August 1, 2005 the Company has paid Jon Suk, a director, $100 per month for use of office space and services. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                              MYSTICA CANDLE CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2005


NOTE 6. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On 24, 2005 the Company issued 750,000 shares of common stock to a director for cash valued at $0.005 per share.

On 24, 2005 the Company issued 750,000 shares of common stock to a director for cash valued at $0.005 per share.

As of September 30, 2005 the Company had 1,500,000 shares of common stock issued and outstanding.

NOTE 7.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2005:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,500,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

               Legal                                $3,500
               Accounting                            1,800
               Transfer Agent fees                     600
               Printing of Prospectus                  100
                                                    ------
          TOTAL                                     $6,000
                                                    ======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 24, 2005, 750,000 shares of common stock were issued to Jon Suk, an officer and director and 750,000 shares of common stock were issued to Candace Sikorski, an officer and director, as founders' shares, in exchange for $7,500, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

The following exhibits are included with this registration statement filing:

    Exhibit No.                Description
    -----------                -----------
       3.1              Articles of Incorporation*
       3.2              Bylaws*
       5                Opinion re: Legality*
       23.1             Consent of Independent Auditors
       23.2             Consent of Counsel (See Exhibit 5)*
       99               Subscription Agreement*

----------
* Included Previously

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.


     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.


(g) That for the purpose of determining liability under the Securities Act to any purchaser:

     1. If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter);

          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7)(ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
               (vii) or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

          Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.

                                        Mystic Candle Corp., Registrant


January 3, 2006                         By: /s/ Jon Suk
                                        ------------------------------
                                        Jon Suk, Director, President and
                                        Principal Executive Officer


January 3, 2006                         By: /s/ Candace Sikorski
                                        -------------------------------
                                        Candace Sikorski, Director, Treasurer,
                                        Chief Financial Officer and Principal
                                        Accounting Officer